POWER OF ATTORNEY

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Stephen Green,

Sean Radcliffe, Jeffrey Sisson and Susan Eustes as the

undersigned's true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned, in

the undersigned's capacity as a reporting person of

IHS Inc. (the Company), pursuant to Section 16 of the

Securities Exchange Act of 1934, as amended (the

Exchange Act), and the rules thereunder, Forms 3, 4

and 5 in accordance with Section 16(a) of the Exchange

Act;

(2)  do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such

Form 3, 4 or 5 and timely file such form with the

United States Securities and Exchange Commission

and stock exchange or similar authority; and

(3) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of

any of such attorneys-in-fact, may be of benefit to,

in the best interest of, or legally required by, the

undersigned, it being understood that the documents

executed by any of such attorneys-in-fact on behalf of

the undersigned pursuant to this Power of Attorney

shall be in such form and shall contain such terms and

conditions as any of such attorneys-in-fact may

approve in the discretion of any of such attorneys-in-

fact.

The undersigned hereby grants to each such attorney-

in-fact full power and authority to do and perform any

and every act and thing whatsoever requisite,

necessary, or proper to be done in the exercise of any

of the rights and powers herein granted, as fully to

all intents and purposes as the undersigned might or

could do if personally present, with full power of

substitution or revocation, hereby ratifying and

confirming all that any of such attorneys-in-fact, or

the substitute or substitutes of any of such

attorneys-in-fact, shall lawfully do or cause to be

done by virtue of this Power of Attorney and the

rights and powers herein granted. The undersigned

acknowledges that the foregoing attorneys-in-fact, in

serving in such capacity at the request of the

undersigned, are not assuming, nor is the Company

assuming, any of the undersigned's responsibilities to

comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to

file Forms 3, 4 and 5 with respect to the

undersigned's holdings of and transactions in

securities issued by the Company, unless earlier

revoked by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this 4th day of

March, 2008.

/s John Oechsle